Exhibit 10.10

LEASE

THIS LEASE AGREEMENT, made this 1st day of September, 2009 between ENTERPRISE DEVELOPMENT CENTER, at the New Jersey Institute of Technology, having an office at 211 Warren Street, Newark, New Jersey, 07103 (hereinafter referred to as the "Landlord"), and BioNeutral Group, Inc a Nevada corporation having an office at 211 Warren Street, Newark, NJ 07103, hereinafter referred to as the "Tenant").

WITNESSETH:

1. DEMISED PREMISES; RESERVATION OF SPACE; TERM

  1.1 In consideration of the rents, mutual covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for a term of twelve months ["Term" (as the same may be adjusted by Article 1.4)] to commence on the Commencement Date hereinafter defined, the Demised Premises described in Article 1.2, situated in that certain building located at 211 Warren Street, Newark, New Jersey 07103 ("Building").

  1. 2 Such premises (Lab  #515) and (office #416)  have an approximate gross rentable areas of 590 and 519 square feet and are located on the fifth and fourth floors of the Building. The aforementioned premises, all fixtures and equipment now and hereafter attached thereto are hereinafter referred to as the "Demised Premises".

  1.3 The Term of this Lease shall commence on the first to occur of the following events, which shall hereinafter be called the "Commencement Date" (1) the date when Tenant or anyone claiming through or under Tenant first occupies the Leased Premises, or (2) the 1st day of September, 2009.

  1.4 The Term of this Lease shall end ("Expiration Date") unless sooner terminated pursuant hereto or by law, on the last day of the twelfth (12th) month following the Commencement Date.

  1.5 If delivery of possession of the Demised Premises shall be delayed beyond the Commencement Date of this Lease for any cause whatsoever, Landlord shall not be liable to Tenant for any damages resulting from such delay and Tenant's obligation to pay rent shall be suspended and abated until possession of the Demised Premises is delivered. In the event of such a delay, it is understood and agreed that the Commencement date shall also he postponed until delivery of possession and that the Expiration Date shall be correspondingly extended.

  1.6 Promptly upon the determination by Landlord of the revised Commencement Date and the revised Expiration Date, Landlord shall send written notice to Tenant of such revised dates and the parties shall be bound by said dates.

  1.7 Tenant's initial occupancy of the Demised Premises shall be deemed an acknowledgment by Tenant  that the Demised Premises are then in good and tenantable condition.

  1.8 The Demised Premises include the right, in common with, other tenants of the Building, to use the common entranceways, lobby, corridors, lavatories, stairways, elevators, lunchroom, and conference rooms, without additional charge or rent.

2. RENTS

2.1  Tenant covenants and agrees to pay to Landlord, at its designated payment center at P.O. Box 18110, Newark, NJ 07191-8110, through-out the full term of this Lease, but subject to adjustments as hereinafter provided, an annual guaranteed basic rent ("Basic Rent") in the amount of Thirty-Four Thousand, Eight and 50/100 ( $34,008.50) DOLLARS, payable in equal monthly installments, of Two Thousand, Eight Hundred, Thirty-four and 04/100 ($2,834.04) DOLLARS.

Annual	Year V	Year VI
Lab# 515	$21,033,50 ($35.65)	$21,033.50 ($35.65)
Office #416	$12,975 ($25.00)	$12,975 ($25.00)
Total	$34,008.50	$34,008.50
Monthly
Lab #5I5	$1,752.79	$1,752.79
Office #416	$1,081.25	$1,081.25
Total Mthly	$2,834.04	$2,834.04

     2.2 The rent installment for the first month of the term hereof  shall be paid not later than the Commencement Date. Each  installment of rent shall be paid, in advance, on the first of each calendar month thereafter. The aforementioned rent includes an apportionment for the common area attributable to the Demised Premises.

    (a) If the Commencement Date or the Expiration Date occurs other than on the first day of a calendar month, the Rent for any partial month within the Term shall be prorated.

    (b) All payments of Rent, Additional Costs and other payments to Landlord required hereunder shall be made without demand, deduction or offset, in lawful money of the United States of America, (payable to New Jersey Institute of Technology / EDC III and shall be delivered to P.O. Box 18110, Newark, New Jersey 07191-8110 or to such other party and place as may be designated by notice, in writing, from Landlord to Tenant from time to time.

(c) Any monthly installments of Basic Rent  accruing hereunder which is not received by Landlord prior to the tenth (10th) day of any month, shall bear a late charge and service fee of five (5%) percent of such amount, which amount shall be payable as Additional Costs hereunder, and the failure to pay such charge shall be a Default by Tenant hereunder.

(d) All payments of Rent received shall be applied as follows:

    first, to Additional Costs,
    second, to past due rents,
    third, to current rents due.

(e) No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Basic Rent, Additional Costs, or other payments to Landlord required hereunder shall be deemed to be other than part payment of the full amount then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check, payment of rent or other payment, be deemed an accord and satisfaction; and Landlord may accept such part payment without prejudice to Landlord's right to recover the balance due and payable or pursue any other remedy in this lease provided.

     2.3 Tenant agrees to pay to Landlord, in monthly payments, any and all expenses incurred ("Additional Costs") by either the Landlord or Tenant in connection with:

1.	Electricity - extraordinary use such as air conditioning,
2.	Natural gas,
3.	Water - extraordinary use,
4.	Rubbish/solid waste removal - such as amount,
5.	Telephone installation,
6.	Office services such as photocopying, facsimile usage, computer usage, secretarial services, etc.,
7.	Additional parking spaces

  2.4 Tenant shall have the right to inspect the records of Landlord to determine the basis for which Additional Costs are calculated. Tenant shall be given notice of any Additional Costs within 60 days of Landlord's receipt of bill.

3, SECURITY

     3.1 Tenant shall also deposit with Landlord an additional sum of ONE THOUSAND ONE HUNDRED TWO HUNDRED AND FIFTY AND 00/100 ($1,250.00) Dollars as a security deposit (the “Security”) for the full and faithful performance of this lease upon the part of Tenant to be performed. Upon termination of this lease, and providing Tenant is not in default hereunder and has performed all of the conditions of this lease, Landlord shall return the Security. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the security shall not bear interest and may be co-mingled with other funds of the Landlord or New Jersey Institute of Technology. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the Security during the Term.

4. UTILITIES AND SERVICES

     4.1 Landlord will furnish heat to maintain the Demised Premises and the common area between October 1 and May 1 of each-year of the Term of this Lease. Landlord may furnish air conditioning to the Demised Premises at its option during the term of this Lease.

     4.2 Landlord will furnish electricity for lighting purposes in the Demised Premises and the common area for the operation of ordinary office equipment and ordinary office appliances in the Demised Premises, excluding however, machinery and other equipment requiring heavier than normal office use of electricity.

     4.3 Landlord shall furnish, at times set by Landlord, ordinary janitor services. Janitor service shall include carpet vacuuming. dusting, cleaning, remove trash, maintaining restroom supplies, and cleaning fixtures. Janitor services shall not disrupt normal business hour activity.

      4.4 At its option, Landlord may provide basic internet service to Tenant during the term of the Lease. Landlord hereby reserves the right to charge Tenant a reasonable cost for the internet service upon thirty (30) days prior written notice and to terminate such internet service in the event that Tenant refuses and/or declines to pay the same. Tenant understands that Landlord does not guarantee or warrant that any internet (including firewall, security and networking) service connections provided under this Lease will befree ofinfection or viruses, worms, Trojan horses nr other code that manifest contaminating or destructive properties. Tenant shall be responsible for implementing sufficient procedures for maintaining a means for the reconstruction of any lost data. Tenant assumes total responsibility and risk for its use of any such  internet service connections provided under this Lease which Landlord provides "AS IS" and does not makeany express or implied warranties, representations or endorsements whatsoever (including without limitation warranties of title or non-infringement, or the implied warranties of merchantability or fitness for a particular purpose) with regard to such services or the internet generally and Landlord shall not be liable for any cost or damage arising either directly or indirectly from any such transaction. Landlord does not warrant that such internet service connections shall be uninterrupted or error-free or that defects in such services will be corrected. Tenant understands that the pure nature of the internet contains unedited materials which may be offensive to Tenant and/or its employees and Tenant's access to such materials is at its own risk. In no event will Landlord be liable for: (a) any incidental, consequential, or indirect damages (including, but not limited to, damages for loss or profits, business interruption, loss of programs or information, and the like) arising out of the use of or inability to use such services, or any information, or transactions provided on such services, or downloaded from such services, or any delay of such information or services; or (b) any claim attributable to errors, omissions, or other inaccuracies in the telephone and/or internet services or information downloaded through the services. All use of the internet service connections by the Tenant shall be in full compliance with all federal, state and local laws and Tenant agrees to indemnify and hold Landlord harmless with respect to all claims and damages related to Tenant's violation of the same.

  4.5 Landlord, without notice to Tenant, may cut off and discontinue gas, electricity, janitor services, or any or all ether utilities whenever any Rent or Additional Costs are not paid by Tenant when 30 days past normal due date or whenever such discontinuance is necessary by reason of accident or emergency, or for repairs, alterations, replacements, or improvements in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. There shall be no diminution or abatement of Rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of Tenant’s obligation hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension of services or systems as in this Article 4 above provided, except that Landlord shall exercise reasonable diligence to eliminate the cause of same.

5. USE OF DEMISED PREMISES

  5.1 Tenant covenants to use the Demised Premises only for carrying on the business of developing and commercializing proprietary formulations of specialty chemicals dud to permit Landlord to transmit heat, air conditioning, and electric current through the Demised Premises at all times at the discretion of Landlord, provided, however, that Landlord shall not exercise this right in such a way as to unreasonably inconvAni.r2,nce Tenant, or unreasonably interfere with Tenant's use of the Demised Premises. All property of any kind which may be on the Demised Premises shall be at the sole risk of Tenant or those claiming through or under Tenant.

  5.2 Tenant shall not commit, or suffer to be committed, any waste on the Demised Premises, nor shall Tenant maintain, commit, or permit the maintenance or commission of any nuisance on the Demised Premises or use the Demised Premises for any unlawful purpose.

  5.3 Tenant shall comply with any and all laws, ordinances, urder6 and regulations of any governmental authority which are applicable to its use of the Demised Premises.

5.4 Tenant shall allow Landlord to enter premises at any reasonable time tc make inspection and at any time to act in emergencies.

5.5 Tenant's customers may use the common parking area on a non-exclusive basis. Tenant's employees will park in areas designated by the Landlord.

5.6 Tenant shall neither abandon nor vacate the Demised Premises during the term of this Lease without agreeing to the continuation of rent and expenses.

5.7 Tenant will not be allowed to operate coin machines without Landlord's consent.

5.8 The Tenant shall not sub-let the premises nor any portion thereof, nor shall this lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon.

6. ALTERATIONS

6.1 Tenant shall not make any alterations, painting, repairs, additions, improvements or other changes in the Demised Premises or to the building grounds or attach or affix thereto or build thereon, any article without the advance written consent of Landlord in each and every in$1..a.44. Before any work is performed or any materials are delivered on the Demised Premises or in the buildings and grounds, Tenant shall comply with Landlord's requests for plans, specifications, names of contractors, necessary permits and indemnifications against liens, costs, damages, and expenses of any kind and shall submit to Landlord's supervision of operations during construction. All erections, alteration, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture and movable fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease without compensation to the Tenant. Landlord reserves, however, as a condition of its consent, the right, at Tenant's cost and expense, to restore the Demised Premises to their original condition at the termination of this Lease.

7. FIXTURES

7.1 All fixtures, including carpeting and permanent shelving installed by Tenant during the term of this Lease, whether on permanent foundation or in whatever manner affixed to the Demised Premises, shall be deemed to have attached to the Real Estate and to have become the property of this lease, Tenant shall remove any or all of such property if Landlord demands that Tenant effects such removal. In the event that such removal is demanded, Tenant shall repair all damages to the Demised Premises to the condition in which they were prior to the installation of the articles so removed.

 7.2 Tenant may install and remove property, equipment and fixtures in the Demised Premises during the Term. If Tenant moves out or is dispossessed, and fails to remove any such property, equipment and fixtures, Landlord may, at its option, either remove and store said property, equipment and fixtures or the same shall be deemed to be abandoned, and Tenant shall reimburse Landlord for the costs of removal and storage or disposal, as deemed applicable in the sole discretion of the Landlord.

 7.3 Landlord shall repair, at Tenant's cost and expense, any damage to the Demised Premises resulting from the removal of the Tenant's property, equipment and fixtures.

 7.4 All installation and removal of Tenant's fixtures, property and equipment shall be done in accordance with all applicable laws and ordinances and the rules and regulations of all governmental boards and bodies having jurisdiction.

8. MAINTENANCE AND REPAIRS

     8.1 Subject to reasons beyond its control, Landlord agrees, at its expense, to maintain and keep in repair the Demised Premises during the term of this Lease, except for damages caused by Tenant, its agents, employees, visitors, licensees, contractors, or suppliers, and except, for items installed for Tenant not of architectural specified standard materials. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs in or to any portion of the Demised Premises or the buildings and grounds (or in or to fixtures, appurtenances or equipment thereof).

     8.2 Tenant shall take good care of the Demised Premises and the fixture, appurtenances and equipment therein and, at its sole cost and expense, make such repairs thereto necessitated by licensees, contractors or suppliers, or by the use of the Demised Premises in a manner contrary to the purposes for which same are leased to Tenant, and as when needed to preserve them in good order and condition, fair wear and tear excepted. All damage or injury to the Demised Premises including the floors, walls and ceilings (and to the fixtures, appurtenances, and equipment therein) or to the building and grounds caused by Tenant, its agents, employees, visitors, licensees, contractors, or suppliers, moving, installing or removing furniture equipment or other property in, within, or out of, the Demised Premises or building and grounds shall be repaired, restored, or replaced promptly by Tenant at its sole costs and expense, to the reasonable satisfaction of Landlord. All aforesaid repairs, restorations, and replacements shall conform to the standards of the architectural specifications. In the event Tenant shall fail to make such necessary repairs, restorations and replacements, structural, non-structural, or otherwise, any charge or cost so incurred by Landlord shall be paid by Tenant to Landlord as Additional Costs payable with the installment of rent next becoming due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

     8.3 The Tenant agrees to keep the Demised Premises and all parts thereof in a clean. and sanitary condition and free from trash and inflammable material. Tenant shall have access to Landlord's trash dumpster for the disposal of routine, non hazardous waste.

9. DAMAGE TO OR DESTRUCTION OF DEMISED PREMISES

     9.1 If, during the term of this Lease the Demised Premises are damaged by any casualty or event which is covered by an applicable insurance policy, to the extent that the same are rendered wholly unfit for occupancy, and if the Demised Premises cannot, in the judgment of a reputable contractor satisfactory toLandlord, be repaired within ninety (90) days from the time of such damage, then this Lease, at the option of Tenant, may be terminated as of the date of such damage. In the event Tenant elects to terminate this Lease, Tenant shall pay the rent apportioned to the time of damage and shall immediately surrender the Demised Premises to Landlord who may enter upon and repossess the same and Tenant shall be relieved from any further liability hereunder. If Tenant does not elect to terminate this Lease, or if any damages by any of the above casualties, rendering the Demised Premises wholly unfit, can, and in the judgment of such contractor, be repaired within ninety (90) days thereafter, Landlord agrees to repair such damage promptly and this Lease shall not be affected in any manner except that if Tenant cannot utilize the Demised Premises during such period, rent shall be suspended and shall not accrue from the date of such damage until such repairs have been completed. If the Demised Premises shall be so slightly damaged by any of the above casualties as not rendered wholly unfit for occupancy, Landlord shall repair the premises promptly and during the period from the date of such damage until the repairs are completed, the rent shall be apportioned so Tenant pays an amount which bears the same ratio to the entire monthly rent as the portion of the Demised Premises which Tenant is able to occupy without disturbance during such periods bears to the entire Demised Premises. If the damage by any of the above casualties is so slight that Tenant is not disturbed in its possession and enjoyment of the Demised Premises, then Landlord shall repair the same promptly and in that case the rent accrued or accruing shall not abate.

     9.2 If, during the term of this Lease, the Demised Premises are damaged by any casualty not covered by an applicable insurance policy, either rendering the Demised Premises partially untenantable or totally untenantable, then and in that event, Landlord shall, within thirty (30) days from the date when said damage has occurred, notify Tenant, in writing, as to whether or not Landlord elects to rebuild, or repair the Demised Premises at its own sole cost and expense. Upon receipt of such notice of election not to rebuild, either party shall have the right to terminate this Lease effective as of the date when such election not to rebuild is made, or, Tenant may elect to rebuild the Demised Premises at the sole cost and expense of Tenant. In the event of termination, all liabilities of each party to the other, incurred no earlier than the date of termination, shall cease and terminate.

10. LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION

     10.1 Landlord reserves the right to enter the Building, Land and Demised Premises in connection with the construction and erection of any additions or improvements to the Building and Land of which the Demised Premises are a part, provided that in the use of such right Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises.

11. INSURANCE

     11.1 Tenant covenants and agrees that it will carry on the premises covered hereunder, including the parking and other common areas liability insurance in the minimum amount of ONE MILLION and 00/100 ($1,000,000.00) DOLLARS per accident and TWO HUNDRED FIFTY THOUSAND AND 00/100 ($250,000.00) DOLLARS for property damage to protect Tenant and Landlord against liability for personal and bodily injury, death and property damage (including water). Tenant further covenants and agrees that it will add Landlord as a named party insured by such policy as its interests appear under this lease and furnish Landlord with a certificate of said liability insurance prior to the Commencement Date. Tenant agrees that such insurance coverage will be maintained in full force and effect during the Term. In addition, it is expressly understood and agreed that Tenant's liability policy shall (I) name as insureds Tenant, Landlord, and, if Landlord requests. Landlord's mortgagees, if any, provided that Landlord and Landlord's mortgagees shall only be insured as their interests may appear under this lease; (ii) be written on a form reasonably satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New Jersey and reasonably satisfactory to Landlord; and (iii) provide that it will be non-cancelable, except on thirty (30) days• prior written notice to Landlord and, if requested by Landlord, Landlord's mortgagees.

     11.2 Tenant shall maintain fire legal liability insurance in the amount of at least $100,000 to cover replacement value of all of Tenant's property and fixtures and equipment located on the Leased Premises and damage to other property caused by a fire started on Tenant's Premises.

     11.3 Tenant, at its own cost and expense, shall insure its own fixtures, equipment and contents.

     11.4 Tenant will indemnify Landlord and save Landlord harmless from and against any claims in connection with any accident, in or damage whatsoever caused to anyone or any property arising directly or indirectly out of Tenant's use of the demised premises cu- in or about same, including the acts of guest, licensees, contractors, servants, subtenants, trespassers or others acting through or under them. The liability insurance referred to above shall include insurance of the contractual obligations of the Tenant set forth herein.

12. DEFAULT

     12.1 Each of the following events, (hereinafter called "Event of Default"), shall be a default hereunder by Tenant and a breach of this Lease,

(a) If Tenant shall violate any covenant or agreement providing for the payment of rent or Additional Costs, and such violation shall continue for ten (10) days after notice.

(b) If Tenant shall assign, transfer, encumber, sublet or permit the use of the Demised Premises by others except in a manner permitted in Article 5.

(c) If Tenant shall be adjudicated as bankrupt whether voluntarily or involuntarily, or make any general assignment for the benefit of any insolvency, receivership, or Bankruptcy Acts.

(d) If a receiver or trustee shall be appointed for, or to take possession of, all or a substantial part of the property of Tenant or Tenant's leasehold interest.

(e) If the Premises are vacated or abandoned by Tenant.

(f) If there be any attachment, execution or other judicial seizure of all or a substantial part of the assets of Tenant or Tenant's leasehold, where such an attachment, execution or seizure is not discharged within thirty (30) days.

(g) If the estate of Tenant be transferred or passed to, or devolve upon, any other person or corporation by operation of law.

(h) If Tenant shall be in default of fulfilling any of the other covenants and conditions of this Lease and such default shall continue for thirty (30) days after written notice thereof from Landlord to Tenant.

     12.2 In the event of such Event of Default:

              (a) Landlord has the right to enter upon the Demised Premises and again have, repossess, and enjoy the same  as if this Lease has not been made, and thereupon this Lease shall terminate without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums unpaid up to the time of such re-entry. In the event of any such default and re-entry, Landlord shall have the right to re-let the Demised Premises for the remainder of the then existing term for the highest rent then obtainable, and to recover from tenant the difference between the rent reserved by this Lease and the amount obtained by such re-letting, less the costs and expenses reasonably incurred by Landlord in such re-letting. In the event that the amount obtained exceeds the rent herein reserved, Landlord shall not be required to pay such excess to Tenant.

(b) Tenant hereby authorizes and empowers any attorney of any court of record within the United States or elsewhere, to appear for Tenant and to confess judgment against Tenant in favor of Landlord as often as necessary, as of any term with or without declaration filed, for the sum due by reason of said default in the payment of rent, including unpaid rent for the balance of the term of this lease if the same shall have become due and payable under the provisions herein, and/or for the sum due by reason of any breach of covenant, duty, agreement or obligation by Tenant herein, together with costs of suit and five (5%.) percent added as attorney's fees, with release of all errors. Tenant waives any right to stay of execution and extension of any levy on property from levy and execution thereon apt well as any levy on property pursuant to any such judgment and expressly waives the exception statute now in force or enacted hereafter by any state or nation, to the extent such statutes may be waived.

(c) Tenant further, at the option of Landlord, authorizes and empowers any such attorney, either in addition to or without such judgment for the amount due according to the terms of this Lease to appear for Landlord and confess judgment forthwith against Tenant in favor of Landlord in an amicable action of ejectment for the Demised Premises, with all the conditions, fees, releases, waivers or stay of execution and waiver of exemption to accompany said confession of judgment for said sum or sums due; and authorizes the entry of such action, confession of judgment therein and the immediate issuing of a writ of possession with clause of execution for the amount of such judgment and costs, without leave of Court, and Landlord may without notice re-enter and expel Tenant from the Demised Premises and also any person holding under it and in each case, this Lease or a true copy thereof shall be a sufficient warrant of any person.

(d) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other right to remedy at law. Such right and remedies may be exercised and enforced concurrently and whenever and as often as occasion thereof arises.

13. WAIVER OF DEFAULT

     13.1 Acceptance by Landlord of part payment on any installment of rent by Tenant shall not constitute an accord and satisfaction as to the rental obligation of Tenant. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of their rights hereunder. No waiver by either party at any time, express or implied, or any breach of any provision of this Lease shall be deemed a waiver of a breach of any provision of this or a consent to any subsequent breach of the same or any other provision.

14. SUBORDINATION

     14.1 This Lease shall be subject and subordinate at all times to the lien of any mortgage or encumbrances, which may now or which may at any time hereafter be made a lien upon the Building of which the Leased Premises are a part or upon Landlord's interest therein. Tenant shall, execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or encumbrance as shall be desired by any mortgagee or party secured for proposed mortgagee or party proposed to be secured;] and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument or instruments for Tenant.

       14.2 Tenant hereby agrees not to look to the holder of any mortgage upon the Building either in its capacity as mortgagee, mortgagee in possession, or successor in title, for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenants performance of this Lease.

15. SURRENDER

       15.1 Tenant covenants and agrees to deliver up and surrender to Landlord possession of the Leased Premises upon expiration of this Lease, or its earlier termination as may be herein provided, broom clean and in as good condition and relief as the same shall be at the commencement of the term of this Lease or may have been put by Landlord during the continuance ordinary wear and tear and damage by fire or the elements expected.

       15.2 Landlord shall also have the right to enter upon the Leased Premises for a period commencing one hundred twenty (120) days prior to the termination of this Lease for the purpose of exhibiting the same to prospective tenants or purchaser. Any entry upon the premises for the purpose of exhibiting the same shall not interfere with the normal business operations of the Tenant.

       15.3 Tenant shall, at the expense of Tenant, remove all property of Tenant and all fixtures, alterations, additions, and improvements as to which Landlord shall have made the demand as provided in paragraphs 6 and 9 hereof, repair all damages to the Leased Premises caused by such removal and restore the Leased Premises to the condition is which they were prior to the installation of the articles so removed and as to which Landlord shall have not made such demand, shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord. This obligation of Tenant to observe or perform this covenant shall survive the expiration or termination of the term of this Lease.

16. HOLDING OVER

       16.1 If Tenant shall not immediately surrender possession of the Leased premises at the termination of this Lease, Tenant shall become a tenant from month to month, provided rent shall be paid to and accepted by Landlord, in advance, at twice the rate of Basic

Rent payable hereunder just prior to the termination of this Lease; but unless and until Landlord shall accept such double rent from Tenant, Landlord shall continue to be entitled to retake or recover possession of the Leased Premises as heretofore provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage it may sustain by reason of Tenants failure to surrender possession of The Leased Premises immediately upon the expiration of the term of this Lease.

17. REIMBURSEMENT

       17.1 All terms, covenants and conditions herein contained, to be performed by tenant shall be performed at its sole expense, and if Landlord shall pay any sum of money to do any act which required the payment of money, by reason of the failure, neglect or refusal of Tenant to perform such term, covenant or condition, the sum of money to be paid to Landlord shall be payable by Tenant to Landlord with the next succeeding installment or rent.

18. ASSIGNMENT AND SUBLEASE

       18.1 Tenant shall not assign., transfer, mortgage, or encumber this Lease without obtaining the prior written consent of Landlord. The consent by Landlord to any assignment, transfer, or sub letting to any party other than Landlord shall not be construed as a waiver or release of Tenant from the terms of any covenants or obligations under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver of, or release of Tenant from any covenant or obligation contained in this Lease.

19. BROKERAGE

      19.1 Landlord and Tenant represent that they have dealt with no ether broker in connection with this Lease except Coldwell Banker Commercial ( Feist & Feist Realty Corp ) for which the Landlord will make a one time payment of $639.00 ( 5% of first year's rent ). Should any claim be made against Landlord by any broker for commissions in connection with this Lease, based on any acts of Tenant or its representatives, Tenant shall indemnify Landlord against all liability and expenses (including reasonable attorneys fees) incurred in connection therewith. Should any such claim be made against Tenant on account of any acts of Landlord or its representatives, Landlord shall indemnify Tenant against all liability and expenses (including reasonable attorneys fees) incurred in connection therewith.

20. RIGHTS AND REMEDIES CUMULATIVE

      20.1 The rights and remedies provided by this Lease are cumulative and the use of any right or remedy by either party shall not preclude or waive the right of either party to use any or all other remedies. Said rights and remedies arc given in addition to any other rights the parties may have by law, statute or ordinance otherwise.

21. INSPECTION BY LANDLORD

       21.1 Tenant agrees that Landlord and its agents, and other representatives, shall have the right to enter into and upon the Demised Premises at all reasonable hours, without unduly disturbing the operations of tenant, for the purpose of examining the same or for making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

22. NOTICES AND DEMANDS

       22.1 All notices required or permitted hereunder shall he deemed to have been given if mailed in any United States Post Office by certified or registered mail, postage prepaid, addressed to Landlord at the address set forth at the head of this agreement or such other place as Landlord shall designate in writing. All notices required or permitted to be given to Tenant shall be given by certified mail, return receipt requested, addressed to Tenant at the Demised Premises, or such other place as Tenant shall designate in writing.

       22.2 Tenant hereby elects domicile at the Leased Premises for the purpose of service of all notices, writs, of summons, or other legal documents, or process, in any suit, action, or proceeding which Landlord may undertake under this Lease.

23. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

       23.1 Tenant covenants and agrees that upon acceptance and occupancy of the Demised Premises, it will, during the Term, promptly, at Tenant's cost and expense, comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the Demised Premises, as the same may require (correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Demised Premises, arising from the operations of Tenant therein.

       23.2 In connection with the use and occupancy by Tenant of the Demised Premises in the conduct of its business, Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may reasonably be required by the fire or liability insurance carriers providing insurance for the Property, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters.

      23.3 Tenant covenants and agrees that it will not commit any nuisance nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a. nuisance. Tenant further covenants and agrees that it will handle and dispose of all rubbish, gnifbage and waste in connection with Tenant's operations in the Demised Premises in accordance with reasonable regulations established by Landlord from time to time in order to keep the Property in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

       23.4 In case Tenant shall fail or neglect to comply with any of the aforesaid statutes, ordinances, rules, orders, regulations and requirements or in case Tenant shall neglect or fail to make any necessary repairs, then Landlord or Landlord's agents may after ten (10) days' notice (except for emergency repairs, Which may be made immediately) enter the Demised Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements at the cost and expense of Tenant, and in case of Tenant's failure to pay therefor, the said cost and expense shall be added to the next months Rent and be due and payable as such, or Landlord may deduct the same from the balance of any sum remaining in Landlords hands. This provision is in addition to the right of Landlord to terminate this lease by reason of any default on the part of Tenant, subject to the rights of Tenant as hereinabove mentioned, in the manner as in this lease provided.

24. QUIET ENJOYMENT

       24.1 Landlord covenant.s and agrees with Tenant that upon Tenant paying the Rent and Additional Costs and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and to the mortgages hereinbefore mentioned.

25. SIGNS

       25.1 Landlord agrees that it will provide a directory in the lobby area of the Building, and Landlord shall identify Tenant's business name by signage on or near the entrance doorway to the Demised Premises. Tenant shall not have the right to place any other signs in or about the property.

26. NON-LIABILITY OF LANDLORD

       26.1 It is understood and agreed that Landlord, in its capacity as Landlord and, if applicable, as builder or general contractor of the Building in which the Demised. Premises are located, shall not be liable to Tenant, Tenant's agent, employees, contractors, invitees or any other occupant of the Demised Premises for any damage to property or for any inconvenience or annoyance to Tenant or any other occupant of the Demised Premises or interruption of Tenant's or such other occupants business, arising out of or attributable to (I) the design and construction of the Demised Premises and the Building; (ii) any maintenance, repairs, replacements, additions, alterations, substitutions and installations made to the Demised Premises and the Building; (iii) the failure of Landlord to perform Landlord's lease obligations; and (iv) any cause or happening whatsoever, including negligence by Landlord and Landlord's agents, servants and employees with respect to any of the events or occurrences referred to in subdivisions (i) through (iii), or otherwise. The foregoing covenant is an express inducement to Landlord to enter into the within lease and Tenant acknowledges that it understands the scope and consequences of Landlord's exculpation as herein provided.

       26.2 Anything hereinabove contained to the contrary notwithstanding, Tenant in all events shall assume all risk of damage or loss to its property, equipment and fixtures occurring in or about the Demised Premises, whatever the cause of such damage or loss, including Landlord's negligence.

27. EMINENT DOMAIN/CONDEMNATION

       27.1 If the premises or a substantial part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of the Landlord or Tenant, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking; provided, however, that Tenant shall have the right to seek a separate award for its damages and expenses as allowed by law.

28. FORCE MAJEURE

       28.1 This tease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or implied Lo be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations-ation or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption, or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency, or by reason of the conditions of supply and demand or for any reason beyond the reasonable control of Landlord.

29. LEASE PROVISIONS

       29.1 The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

30. CAPTIONS OF ARTICLES

       30.1 The captions of the articles throughout this Lease are for the convenience and reference only, and the words contained therein shall be in no way held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this instrument.

31. GOVERNING LAW

       31.1 This Lease shall be construed and governed by the laws of the State of New Jersey. Should any provision of the Lease and/or its conditions be illegal car- not enforceable it or they shall be considered severable, and the Lease and its conditions shall remain it force and be binding upon the Parties as though the said provisions had never been included.

32. INCUBATOR PROGRAM

INTENTIONALLY OMITTED

33. MISCELLANEOUS

       33.1 The Lessor and Leasee Hereby Acknowledge That the Leased Premises is subject to the terms and conditions of the Economic Development Administration ( EDA ) Special Award Conditions ( Award No. 01-49-0321 ), wherein the use of the leased space within the Leased Premises is restricted to Small Business Development and Technology commercialization. The Leaser agrees that this Agreement. of Lease is consistent with EDA's policies concerning, but not limited to, non-relocation (as refined in EDA's regulations found at C FR 316.3), non-discrimination and adequate consideration, in that the Leasee is providing market value compensation to the Lessor for this Lease. Moreover, the use of the Lease space must be used for no other purpose other than the general and specific purpose of the Award. Finally, the Agreement of Lease shall be subordinate, junior and inferior to the priority of the lien of the Award provided to EDA.

      33.2 The term "Tenant" shall include legal representatives, successors and assigns. All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Leased Premises and in said building and grounds through or under Tenant.

      33.2 If more than one individual, firm or corporation shall join as Tenant, singular context shall be construed to be the joint and several obligations of each party signing as Tenant, and; when the parties signing as Tenant are partners, shall be the obligation of the.c firm and of the individual members thereof.

       33.3 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, wherever the context shall require. It is also agreed that no specific words, phrases, or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general words, phrases or clauses used in connection on therewith.

       33.4 Consistent with its operation as an incubator program, NJIT and/or EDC may from time to time provide business advice to and consult with Client Company either directly or through a third party. In such an event, neither NJIT and/or EDC or the third party is responsible for the quality or correctness of the advise and Client Company shall bring no claims against NJIT and/or MC or the Third Party, on account of the advise, assistance, consultations and services.

34. PROVISIONS BINDING

       34.1 Except as herein otherwise provided, the terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors And permitted assigns, respectively, of Landlord and Tenant. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Landlord, but has reference only to those instances in which Landlord may have given written consent to a particular assignment.

35. ENTIRE AGREEMENT

      35.1 The writing contains the entire agreement between the parties hereto and no agent, representative, salesman or officer of Landlord hereto has the authority to make or has made any statement, agreement or representation, either oral, or written, in connection therewith, modifying, adding or changing the terms and conditions herein set forth. No dealings between the parties or customs shall be permitted to contradict various additions or to modify the terms hereof. No modifications of this lease shall be binding unless such modifications shall be in writing and signed by the parties hereto. This Lease Agreement cancels and supersedes all previous lease agreements of any date or nature between Landlord and Tenant.

       IN WITNESS HEREOF, and intending to be legally bound hereby, the parties have set their hands and seals to this 1st. day of September, 2009.